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                                                                     EXHIBIT 11



Exhibit 11 - Statement Re:  Computation of Earnings per Share

                                                              Year ended January 31


                                                            1997                  1996                  1995
                                                            ------------------------------------------------
                                                            ( In thousands, except per share amounts)
Primary

    Weighted average shares outstanding                        5,906                5,906                5,897

    Net effect of dilutive stock options
    based on the treasury stock
    method using average market price.                            99                   69                   53
                                                             -------              -------              -------

    Total                                                      6,005                5,975                5,950
                                                             =======              =======              =======

    Net Income                                         $       9,326          $     5,209          $     5,001
                                                             =======              =======              =======

    Net Income per Share                               $        1.55          $       .87          $       .84
                                                             =======              =======              =======


Fully Diluted

    Weighted average shares outstanding                        5,906                5,906                5,897

    Net effect of dilutive stock
    options - based on the treasury
    method using year end market
    price if higher than average market price.                   117                   76                   53
                                                             -------              -------              -------


    Total                                                      6,023                5,982                5,950
                                                             =======              =======              =======

    Net Income                                         $       9,326          $     5,209          $     5,001
                                                             =======              =======              =======

    Net Income per share                               $        1.55          $       .87          $       .84
                                                             =======              =======              =======



Weighted average shares are adjusted retroactively for the effect of 10% stock dividends.